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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-2 of our report dated January 31, 2000 relating to the consolidated financial statements of Radiance Medical Systems, Inc., which appears in such Registration Statement, and our report dated January 31, 2000 relating to the financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
August 22, 2000